                                                                 Exhibit 16



                           CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

July 31, 2000

Securities and Exchange Commission
Washington, DC 20549

Dear SEC,

         Crouch, Bierwolf & Chisholm agrees with the following statement as contained in the form 8-K report date June 26, 2000 dated August 1, 2000 for LearnCom, Inc.:

         In connection with its audits for the most recent fiscal year and through June 26, 2000, there have been no disagreements with Crouch, Bierwolf & Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements if not resolved to the satisfaction of Crouch, Bierwolf & Chisholm would have caused them to make reference thereto in their report on the financial statements for such year.

Sincerely,

/s/ Crouch, Bierwolf & Chisholm
-------------------------------
Crouch, Bierwolf & Chisholm